                                                                     Exhibit 2.3

                                State of Florida

                               Department of State

I certify the attached is a true and correct copy of the Articles of Merger, filed on December 23, 1996, effective December 31, 1996, as shown by the records of this office.

                                                    Given under my hand and the
                                            Great Seal of the State of Florida,
                                          at Tallahassee, the Capitol, this the
                                                    Nineteenth day of May, 1997

                                                          /s/ Sandra B. Mortham
                                                              Sandra B. Mortham
                                                              Secretary of State

Seal

CR2EO22 (2-95)

                               ARTICLES OF MERGER

                                  Merger Sheet

------------------------------------------------------------------
MERGING:

     OLD AMERICARE HEALTH SCAN, a Florida corporation (Charter #P9000008835)



                                      INTO

    ENVIRONMENTAL DIGITAL SYSTEMS, INC., a Delaware corporation not qualified in Florida

File Date:  December 23, 1996, effective December 31, 1996

Corporate Specialist:  Louise Flemming-Jackson

      Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

                  EFFECTIVE DATE
                  12-31-96

                                                                           FILED
                                                               96 DEC 23 PM 1:19
                                                              SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

                               ARTICLES OF MERGER
                                       OF
                         OLD AMERICARE HEALTH SCAN, INC.
                                      INTO
                       ENVIRONMENTAL DIGITAL SYSTEMS, INC.

         Pursuant to the provisions of Section 607.1105 of the Florida General Corporation Act, the undersigned hereby certify:

         FIRST: That the following Plan of Merger has been duly approved by the Board of Directors of each of the constituent corporations:

                  (a) The name of each of the constituent corporations is Old Americare Health Scan, Inc., a Florida corporation, and Environmental Digital Systems, Inc., a Delaware Corporation, and the name of the surviving corporation is Environmental Digital Systems, Inc.

                  (b) The terms and conditions of the proposed merger and the manner and basis of converting the shares of each constituent corporation are as follows: Upon closing the shareholders of the Delaware Corporation shall receive 370,370 shares of common stock of the surviving corporation with any fractional shares due shareholders of the Delaware Corporation to be paid for in cash in a manner determined by its Board of Directors; upon closing the remaining assets of the Delaware Corporation and upon closing the surviving corporation shall be entitled to utilize the previous filings of the Delaware Corporation under the Securities Act of 1933 and the Securities and Exchange Act of 1934. The surviving corporation shall register as a Florida corporation. The present By-Laws of the Delaware Corporation shall be and remain the By-Laws of the Corporation.

                  (c) The merger may be abandoned prior to the effective date under the following conditions: The failure of the shareholders of either of the constituent corporations to approve all of the terms and conditions of the merger.

         SECOND: That the date of adoption of the Plan of Merger by the shareholders of each constituent corporation was September 10, 1996, and that the effective date of the Plan of Merger is December 31, 1996.

         THIRD: That the surviving corporation agrees that it will promptly pay to the dissenting shareholders of each constituent domestic Corporation the amount, if any, to which they shall be entitled under the provisions of the General Corporation Act relating to the rights of dissenting shareholders.

         IN WITNESS WHEREOF, each of the corporation, parties hereto, have caused these Articles of Merger to be executed on its behalf by its President or a Vice-President and its Secretary or Assistant Secretary.

Dated:  12-24-96

                                       AMERICARE HEALTH SCAN, INC.


                                       By: /s/ Margaret Heichberger
                                           -------------------------------------
                                               Margaret Heichberger, Secretary



                                       ENVIRONMENTAL DIGITAL SYSTEMS, INC.


                                       By: /s/ James P. Crehan
                                           -------------------------------------
                                               JAMES P. CREHAN, President